Exhibit 99.1

               AMCORE FINANCIAL, INC. REPORTS 2ND QUARTER EARNINGS

      (Numbers in Thousands, Except Per Share Data, Income from Continuing
                                   Operations)

                        2nd quarter     2nd quarter     1st quarter
                           2006            2005            2006
                       -------------   -------------   -------------
Net Revenues           $      58,786   $      55,815   $      57,129
Net Income             $      11,434   $      12,163   $      10,459
Diluted Shares                24,758          25,020          24,956
Diluted EPS            $        0.46   $        0.49   $        0.42

    ROCKFORD, Ill., July 18 /PRNewswire-FirstCall/ -- AMCORE Financial, Inc. (Nasdaq: AMFI) reported diluted earnings per share from continuing operations of $0.46 for second quarter 2006, a six percent decrease, compared to $0.49 per diluted share in second quarter 2005, and a 10 percent increase from $0.42 in the previous quarter. Net income from continuing operations in the second quarter of 2006 was $11.4 million, a six percent decrease from $12.2 million in the prior-year period, and a nine percent increase from $10.5 million in the previous quarter.

    "The stable economies in our major markets are continuing to generate solid loan growth," said Kenneth E. Edge, Chairman, President and CEO of AMCORE. "Overall credit quality remains good and net charge-offs are down compared to a year ago. We are showing improvements compared to the previous quarter; however, increased expenses for compliance efforts and the lengthening of liabilities, as well as lower than expected mortgage and investment management income have restrained earnings growth."

    Highlights

    -- Average loan balances grew 12 percent, or $403 million, compared to second quarter 2005.
    -- Average bank issued deposits grew six percent, or $183 million, compared to second quarter 2005.
    -- Average assets increased six percent to $5.4 billion in second quarter 2006 compared to $5.1 billion in second quarter 2005.
    -- The net interest margin decreased 12 basis points to 3.40 percent in second quarter 2006 from 3.52 percent in second quarter 2005, and decreased four basis points when compared to first quarter 2006.
    -- Non-performing loans increased $2.4 million, or nine percent, from June 30, 2005 and increased $3.3 million, or 13 percent, from March 31, 2006, primarily due to the addition of one large commercial real estate credit.
    -- Net charge-offs decreased 39 percent when compared to the same period a year ago but increased 20 percent when compared to first quarter 2006.
    -- Operating expenses increased 14 percent, or $4.9 million, compared to second quarter 2005, and were essentially flat when compared to first quarter 2006. The second quarter 2006 included the recognition of $867,000 of stock-based compensation expense not included in second quarter 2005 results.

    Second Quarter Results

    Net revenues increased five percent, or $3.0 million, to $58.8 million in second quarter 2006 from $55.8 million during the same quarter a year ago, and increased three percent, or $1.7 million, from the previous quarter.

    Net interest income increased four percent, or $1.4 million, to $41.3 million in second quarter 2006 from $39.9 million during the same quarter a year ago, and was essentially flat compared to the first quarter 2006. The net interest margin decreased 12 basis points to 3.40 percent in second quarter 2006 from 3.52 percent in second quarter 2005, and decreased four basis points when compared to first quarter 2006.

    Average loans grew 12 percent, or $403 million, compared to second quarter 2005 driven by AMCORE's branch expansion in Chicago suburban and Madison area markets and continued positive market conditions. Loan yields rose 109 basis points to 7.48 percent in second quarter 2006 compared to the same period a year ago and were up 25 basis points from first quarter 2006. This is the result of overall loan growth during a period of rising interest rates and a relatively short repricing structure of the loan portfolio.

    Average bank issued deposits grew to $3.5 billion, an increase of six percent, or $183 million, compared to a year ago. The total cost of interest-bearing bank issued deposits increased 105 basis points from second quarter 2005, and 27 basis points from first quarter 2006, primarily from continued increases in short-term interest rates.

    Non-Interest Income and Expenses

    Total non-interest income increased 10 percent, or $1.5 million, to $17.5 million over the second quarter 2005 and was up $1.8 million, or 11 percent, from first quarter 2006. Revenues associated with company owned life insurance decreased $411,000 when compared to second quarter 2005, and increased $220,000 when compared to first quarter 2006. The decline from a year ago was due to declines in value of certain equity-related underlying investments. Deposit-related fees increased 13 percent when compared to second quarter 2005 and 19 percent when compared to first quarter 2006, which was lower due to seasonal factors, including fewer days in the quarter.

    There were no net security gains in second quarter 2006 compared to a $455,000 gain during the same quarter a year ago and a $225,000 gain in the previous quarter.

    Mortgage banking income increased 157 percent, or $648,000, in second quarter 2006 compared to the same period a year ago, but decreased 14 percent, or $171,000, from first quarter 2006. Second quarter 2005 included a mortgage servicing rights impairment charge of $702,000. Investment management and trust revenues increased $224,000, or six percent, from second quarter 2005 and $305,000, or eight percent, from first quarter 2006.

    Total operating expenses increased 14 percent, or $4.9 million, in second quarter 2006 compared to the same quarter last year and were essentially flat when compared to first quarter 2006. The increase over the prior-year period was primarily due to higher personnel costs, including the effects of branch expansion, severance costs, additional compliance personnel and the 2006 adoption of a new accounting standard for stock-based compensation expense in the amount of $867,000. Professional fees increased $1.6 million, or 152 percent, compared to the same quarter a year ago, primarily from additional external asset management fees for AMCORE and its customers and continued efforts to improve compliance processes.

    Asset Quality & Reserves

    The percentage of total non-performing assets to total assets was 0.57 percent at June 30, 2006, and was essentially flat compared to 0.56 percent at June 30, 2005 and was up from 0.49 percent at March 31, 2006. Net charge-offs were $2.4 million, a decrease of 39 percent or $1.6 million, from second quarter 2005 and an increase of 20 percent, or $400,000, from first quarter 2006. Net charge-offs were 25 basis points of average loans on an annualized basis during second quarter 2006, compared to 47 basis points for second quarter 2005 and 22 basis points for first quarter 2006.

    Provision for loan losses of $2.3 million in second quarter 2006 declined $1.2 million, or 36 percent, from the $3.5 million in second quarter 2005 and increased 13 percent, or $250,000, from first quarter 2006. The decline from the prior year quarter was due to lower net charge-offs.

    Branching Update

    In second quarter 2006, AMCORE opened two limited branch offices in the Chicago suburbs of Wheaton and Northbrook.

    The 27 (net) new branches opened since April 2001 contributed total loans of $1.63 billion and total deposits of $701 million at June 30, 2006. Same-branch contributions from new branches open as of June 30, 2005 were $1.61 billion in loans and $692 million in deposits. AMCORE has regulatory approval to open eight additional branches, five of which are expected to open in 2006.

    Compliance Update

    Separately, the Company stated that during the third quarter, its subsidiary, AMCORE Bank, N.A. (the "Bank"), expects to enter into a Consent Order with the Office of the Comptroller of the Currency. This order will primarily impose requirements on the Bank to take certain actions to strengthen its Bank Secrecy Act/Anti-Money Laundering (BSA/AML) program. The Consent Order is not expected to impose any fine or civil monetary penalty on the Bank. AMCORE has been working diligently to strengthen and enhance its compliance programs, including its BSA/AML program, and management will be committed to achieving full compliance with the Consent Order.

    Buy-back Update

    During second quarter, 297,000 shares were repurchased at an average price of $30.79, primarily in connection with the Company's stock buy-back program.

    AMCORE Financial, Inc. is headquartered in Northern Illinois and has banking assets of $5.4 billion with 76 locations in Illinois and Wisconsin. AMCORE provides a full range of consumer and commercial banking services, a variety of mortgage lending products and wealth management services including trust, brokerage, private banking, financial planning, investment management, insurance and comprehensive retirement plan services.

    This news release contains, and our periodic filings with the Securities and Exchange Commission and written or oral statements made by the Company's officers and directors to the press, potential investors, securities analysts and others will contain, forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of AMCORE. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements are based upon beliefs and assumptions of AMCORE's management and on information currently available to such management. The use of the words "believe," "expect," "anticipate," "plan," "estimate," "should," "may," "will" or similar expressions identify forward-looking statements. Forward-looking statements speak only as of the date they are made, and AMCORE undertakes no obligation to update publicly any forward-looking statements in light of new information or future events.

    Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors -- many of which are beyond the ability of the Company to control or predict -- could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following possibilities: (I) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the formation of new products by new or existing competitors; (II) adverse state, local and federal legislation and regulation or adverse findings or rulings made by local, state or federal regulators or agencies regarding AMCORE and its operations; (III) failure to obtain new customers and retain existing customers; (IV) inability to carry out marketing and/or expansion plans; (V) ability to attract and retain key executives or personnel; (VI) changes in interest rates including the effect of prepayment; (VII) general economic and business conditions which are less favorable than expected;

(VIII) equity and fixed income market fluctuations; (IX) unanticipated changes in industry trends; (X) unanticipated changes in credit quality and risk factors; (XI) success in gaining regulatory approvals when required; (XII) changes in Federal Reserve Board monetary policies; (XIII) unexpected outcomes on existing or new litigation in which AMCORE, its subsidiaries, officers, directors or employees are named defendants; (XIV) technological changes; (XV) changes in U.S. generally accepted accounting principles; (XVI) changes in assumptions or conditions affecting the application of "critical accounting estimates"; (XVII) inability of third-party vendors to perform critical services for the Company or its customers; (XVIII) disruption of operations caused by the conversion and installation of data processing systems, and (XIX) zoning restrictions or other limitations at the local level, which could prevent limited branch offices from transitioning to full-service facilities.

    AMCORE common stock is listed on The NASDAQ Stock Market under the symbol "AMFI." Further information about AMCORE Financial, Inc. can be found at the Company's website at http://www.AMCORE.com.

                             AMCORE Financial, Inc.
                         CONSOLIDATED FINANCIAL SUMMARY
                                   (Unaudited)

($ in 000's, except per share data)                       2nd Qtr.    1st Qtr.    4th Qtr.    3rd Qtr.    2nd Qtr.    2Q '06/'05
SHARE DATA                                                  2006        2006        2005        2005        2005      Incr(Decr)
-------------------------------------------------------   --------    --------    --------    --------    --------    ----------
Diluted earnings per share:
     Income from continuing operations                    $   0.46    $   0.42    $   0.48    $   0.47    $   0.49            (6)%
     Net income                                           $   0.46    $   0.42    $   0.32    $   0.50    $   0.49            (6)%
Cash dividends                                            $  0.185    $  0.185    $   0.17    $   0.17    $   0.17             9%
Book value                                                $  16.06    $  16.14    $  16.06    $  16.09    $  16.08             0%
Average diluted shares outstanding                          24,758      24,956      25,109      25,138      25,020            (1)%

INCOME STATEMENT
Net interest income                                       $ 41,320    $ 41,430    $ 41,618    $ 40,809    $ 39,895             4%
Provision for loan losses                                    2,250       2,000       4,730       4,462       3,502           (36)%
Non-interest income:
     Investment management and trust income                  3,970       3,665       3,750       3,638       3,746             6%
     Service charges on deposits                             6,605       5,550       6,101       6,410       5,871            13%
     Mortgage banking income                                 1,061       1,232         660       1,683         413           157%
     Company owned life insurance income                     1,149         929       1,468       1,479       1,560           (26)%
     Brokerage commission income                               744         881         767         575         744             0%
     Bankcard fee income                                     1,515       1,357       1,285       1,261       1,211            25%
     Gain on sale of loans                                     149         161         406         162         185           (19)%
     Net security gain (loss)                                    -         225         592          (1)        455          (100)%
     Other                                                   2,273       1,699       3,283       1,639       1,735            31%
                                                          --------    --------    --------    --------    --------    ----------
Total non-interest income                                   17,466      15,699      18,312      16,846      15,920            10%
Operating expenses:
     Personnel costs                                        24,315      25,056      22,239      21,853      21,064            15%
     Net occupancy and equipment expense                     4,892       4,885       6,122       5,604       4,972            (2)%
     Data processing expense                                   790         755         660         587         508            56%
     Professional fees                                       2,655       1,705         932       1,040       1,055           152%
     Communication expense                                   1,220       1,258       1,235       1,218       1,181             3%
     Advertising and business development                    1,838       1,723       1,638       1,614       1,579            16%
     Other                                                   4,548       5,008       5,487       4,925       5,043           (10)%
                                                          --------    --------    --------    --------    --------    ----------
Total operating expenses                                    40,258      40,390      38,313      36,841      35,402            14%
                                                          --------    --------    --------    --------    --------    ----------
Income from continuing operations before income taxes       16,278      14,739      16,887      16,352      16,911            (4)%
Income taxes                                                 4,844       4,280       4,897       4,646       4,748             2%
                                                          --------    --------    --------    --------    --------    ----------
Income from continuing operations                           11,434      10,459      11,990      11,706      12,163            (6)%
                                                          --------    --------    --------    --------    --------    ----------
Discontinued operations:
     (Loss) income from discontinued operations                (18)       (113)       (677)      1,476           5           N/M
     Income tax (benefit) expense                               (7)        (44)      3,162         599          11           N/M
                                                          --------    --------    --------    --------    --------    ----------
     (Loss) income from discontinued operations(1)             (11)        (69)     (3,839)        877          (6)          N/M
                                                          --------    --------    --------    --------    --------    ----------
Net Income                                                $ 11,423    $ 10,390    $  8,151    $ 12,583    $ 12,157            (6)%
                                                          ========    ========    ========    ========    ========    ==========

                                                          2nd Qtr.    1st Qtr.    4th Qtr.    3rd Qtr.    2nd Qtr.    Basis Point
KEY RATIOS AND DATA                                         2006        2006        2005        2005        2005        Change
-------------------------------------------------------   --------    --------    --------    --------    --------    -----------
Net interest margin (FTE)                                     3.40%       3.44%       3.48%       3.48%       3.52%          (12)
Return on average assets (2)                                  0.86%       0.79%       0.90%       0.89%       0.96%          (10)
Return on average equity (2)                                 11.52%      10.60%      11.89%      11.64%      12.52%         (100)
Efficiency ratio (2)                                         68.48%      70.70%      63.93%      63.90%      63.43%          505
Equity/assets (end of period)                                 7.28%       7.49%       7.46%       7.61%       7.73%          (45)
Allowance to loans (end of period)                            1.05%       1.08%       1.10%       1.11%       1.16%          (11)
Allowance to non-accrual loans                              165.29%     181.28%     187.99%     168.27%     178.89%          (14)
Non-accrual loans to loans                                    0.63%       0.60%       0.58%       0.66%       0.65%           (2)
Non-performing assets to total assets                         0.57%       0.49%       0.58%       0.53%       0.56%            1

(in millions)
Total assets under administration                         $  2,532    $  2,651    $  2,570    $  4,576    $  4,539           (44)%
Mortgage loans closed                                     $    120    $     80    $    110    $    146    $    122            (2)%
Mortgage servicing rights, net                            $   13.9    $   13.5    $   13.3    $   13.2    $   12.4            12%
Percentage of mortgage loans serviced                         0.98%       0.91%       0.97%       0.98%       0.94%            4


N/M = not meaningful

(1) 4th Quarter 2005 includes loss on disposal of IMG of $3.814 million. 3rd Quarter 2005 includes gain on sale of Vintage Equity Funds advisory rights of $824,000.
(2)  Ratios from continuing operations.

AMCORE Financial, Inc.
(Unaudited)

($ in 000's)                                           2nd Qtr.         1st Qtr.         4th Qtr.         3rd Qtr.
AVERAGE BALANCE SHEET                                    2006             2006             2005             2005
--------------------------------------------------   ------------     ------------     ------------     ------------
Assets:
Investment securities                                $  1,145,757     $  1,196,106     $  1,212,248     $  1,207,262
Short-term investments                                      6,570            8,054           10,869           10,411
Loans held for sale                                        26,420           22,969           28,916           35,833
Loans: Commercial                                         832,541          811,689          814,865          804,314
       Commercial real estate                           2,190,746        2,160,772        2,046,238        1,986,672
       Residential real estate                            479,585          473,992          461,417          445,192
       Consumer                                           317,362          312,801          314,594          316,777
                                                     ------------     ------------     ------------     ------------
  Total loans                                        $  3,820,234     $  3,759,254     $  3,637,114     $  3,552,955
Allowance for loan losses                                 (41,532)         (42,710)         (42,136)         (42,598)
Other non-earning assets                                  398,946          396,763          420,275          427,874
                                                     ------------     ------------     ------------     ------------
  Total assets                                       $  5,356,395     $  5,340,436     $  5,267,286     $  5,191,737
                                                     ============     ============     ============     ============
Liabilities and Stockholders' Equity:
Non interest bearing deposits                        $    486,103     $    473,174     $    494,805     $    495,683
Interest bearing demand deposits                        1,779,003        1,831,169        1,848,342        1,814,734
Time deposits                                           1,237,080        1,200,419        1,189,046        1,140,835
                                                     ------------     ------------     ------------     ------------
  Total bank issued deposits                         $  3,502,186     $  3,504,762     $  3,532,193     $  3,451,252
                                                     ------------     ------------     ------------     ------------
Wholesale deposits                                        703,222          660,102          613,530          593,889
Short-term borrowings                                     349,648          530,751          484,465          516,470
Long-term borrowings                                      340,833          175,999          172,117          164,094
                                                     ------------     ------------     ------------     ------------
  Total wholesale funding                            $  1,393,703     $  1,366,852     $  1,270,112     $  1,274,453
                                                     ------------     ------------     ------------     ------------
Other liabilities                                          62,286           68,629           64,893           67,078
                                                     ------------     ------------     ------------     ------------
  Total liabilities                                  $  4,958,175     $  4,940,243     $  4,867,198     $  4,792,783
                                                     ------------     ------------     ------------     ------------
Stockholders' equity                                      418,307          414,482          411,583          404,159
Other comprehensive income (loss)                         (20,087)         (14,289)         (11,495)          (5,205)
                                                     ------------     ------------     ------------     ------------
  Total stockholders' equity                              398,220          400,193          400,088          398,954
                                                     ------------     ------------     ------------     ------------
  Total liabilities & stockholders' equity           $  5,356,395     $  5,340,436     $  5,267,286     $  5,191,737
                                                     ============     ============     ============     ============
CREDIT QUALITY
Ending allowance for loan losses                     $     40,560     $     40,733     $     40,756     $     39,975
Net charge-offs                                             2,423            2,023            3,949            4,248
Net charge-offs to avg loans (annualized)                    0.25%            0.22%            0.43%            0.47%
Non-performing assets:
  Non-accrual loans                                  $     24,539     $     22,470     $     21,680     $     23,757
  Loans 90 days past due & still accruing                   4,476            3,198            8,533            2,164
                                                     ------------     ------------     ------------     ------------
    Total non-performing loans                             29,015           25,668           30,213           25,921
  Foreclosed real estate                                    1,025              341              621            1,879
  Other foreclosed assets                                     681              166              151               54
                                                     ------------     ------------     ------------     ------------
    Total non-performing assets                      $     30,721     $     26,175     $     30,985     $     27,854
                                                     ============     ============     ============     ============
YIELD AND RATE ANALYSIS
Assets:
Investment securities (FTE)                                  4.52%            4.56%            4.57%            4.54%
Short-term investments                                       5.31%            4.87%            4.15%            3.43%
Loans held for sale                                          5.16%            4.93%            3.90%            5.03%
Loans: Commercial                                            7.87%            7.59%            7.11%            6.73%
       Commercial real estate                                7.56%            7.30%            7.09%            6.72%
       Residential real estate                               6.78%            6.57%            6.43%            6.22%
       Consumer                                              6.95%            6.79%            6.78%            6.52%
                                                     ------------     ------------     ------------     ------------
  Total loans (FTE)                                          7.48%            7.23%            6.98%            6.64%
                                                     ------------     ------------     ------------     ------------
  Total interest earning assets (FTE)                        6.79%            6.58%            6.36%            6.10%
                                                     ============     ============     ============     ============
Liabilities:
Interest bearing demand deposits                             2.82%            2.64%            2.41%            2.13%
Time deposits                                                3.98%            3.62%            3.35%            3.12%
                                                     ------------     ------------     ------------     ------------
  Total Bank issued deposits                                 3.30%            3.03%            2.78%            2.51%
                                                     ------------     ------------     ------------     ------------
Wholesale deposits                                           4.70%            4.43%            4.16%            3.91%
Short-term borrowings                                        4.72%            4.46%            4.05%            3.50%
Long-term borrowings                                         6.03%            6.64%            6.44%            6.27%
                                                     ------------     ------------     ------------     ------------
  Total wholesale funding                                    5.03%            4.73%            4.42%            4.02%
                                                     ------------     ------------     ------------     ------------
  Total interest bearing liabilities                         3.84%            3.56%            3.26%            2.98%
                                                     ============     ============     ============     ============
Net interest spread                                          2.95%            3.02%            3.10%            3.12%
                                                     ------------     ------------     ------------     ------------
Net interest margin (FTE)                                    3.40%            3.44%            3.48%            3.48%
                                                     ============     ============     ============     ============
FTE adjustment (000's)                               $      1,070     $      1,092     $      1,181     $      1,166

AMCORE Financial, Inc.
(Unaudited)

($ in 000's)                             2nd Qtr.        2Q '06/'05         Ending
AVERAGE BALANCE SHEET                     2005           Incr(Decr)        Balances
--------------------------------      -------------     ------------     -------------
Assets:
Investment securities                 $   1,234,262               (7)%   $   1,088,579
Short-term investments                        9,127              (28)%             126
Loans held for sale                          24,457                8%           35,879
Loans: Commercial                           755,104               10%          839,776
       Commercial real estate             1,913,179               15%        2,236,117
       Residential real estate              432,613               11%          474,582
       Consumer                             316,595                0%          314,332
                                      -------------     ------------     -------------
  Total loans                         $   3,417,491               12%    $   3,864,807
Allowance for loan losses                   (41,620)              (0)%         (40,560)
Other non-earning assets                    419,579               (5)%         475,718
                                      -------------     ------------     -------------
  Total assets                        $   5,063,296                6%    $   5,424,549
                                      =============     ============     =============
Liabilities and
 Stockholders' Equity:
Non interest bearing deposits         $     485,796                0%    $     509,099
Interest bearing demand
 deposits                                 1,725,678                3%        1,695,669
Time deposits                             1,107,470               12%        1,240,652
                                      -------------     ------------     -------------
  Total bank issued deposits          $   3,318,944                6%    $   3,445,420
                                      -------------     ------------     -------------
Wholesale deposits                          624,886               13%          750,274
Short-term borrowings                       505,468              (31)%         397,871
Long-term borrowings                        164,223              108%          365,579
                                      -------------     ------------     -------------
  Total wholesale funding             $   1,294,577                8%    $   1,513,724
                                      -------------     ------------     -------------
Other liabilities                            60,129                4%           70,651
                                      -------------     ------------     -------------
  Total liabilities                   $   4,673,650                6%    $   5,029,795
                                      -------------     ------------     -------------
Stockholders' equity                        395,607                6%          418,702
Other comprehensive income
 (loss)                                      (5,961)             237%          (23,948)
                                      -------------     ------------     -------------
  Total stockholders' equity                389,646                2%          394,754
                                      -------------     ------------     -------------
  Total liabilities &
   stockholders' equity               $   5,063,296                6%    $   5,424,549
                                      =============     ============     =============
CREDIT QUALITY
Ending allowance for
 loan losses                          $      40,475                0%
Net charge-offs                               3,981              (39)%
Net charge-offs to avg loans
 (annualized)                                  0.47%             (47)%
Non-performing assets:
  Non-accrual loans                   $      22,626                8%
  Loans 90 days past due &
   still accruing                             4,008               12%
                                      -------------     ------------
    Total non-performing loans               26,634                9%
  Foreclosed real estate                      1,959              (48)%
  Other foreclosed assets                       357               91%
                                      -------------     ------------
    Total non-performing assets       $      28,950                6%
                                      =============     ============
 YIELD AND RATE ANALYSIS
 Assets:
 Investment securities (FTE)                   4.59%
 Short-term investments                        3.04%
 Loans held for sale                           5.30%
 Loans: Commercial                             6.38%
        Commercial real estate                 6.44%
        Residential real estate                6.03%
        Consumer                               6.63%
                                      -------------
   Total loans (FTE)                           6.39%
                                      -------------
   Total interest earning
    assets (FTE)                               5.90%
                                      =============
 Liabilities:
 Interest bearing demand deposits              1.81%
 Time deposits                                 2.93%
                                      -------------
   Total Bank issued deposits                  2.25%
                                      -------------
 Wholesale deposits                            3.65%
 Short-term borrowings                         3.05%
 Long-term borrowings                          6.05%
                                      -------------
   Total wholesale funding                     3.68%
                                      -------------
   Total interest bearing
    liabilities                                2.71%
                                      =============
 Net interest spread                           3.19%
                                      -------------
 Net interest margin (FTE)                     3.52%
                                      =============
 FTE adjustment (000's)               $       1,232

SOURCE  AMCORE Financial, Inc.
    -0-                             07/18/2006
    /CONTACT: media, Katherine Taylor, Investor Relations Manager, +1-815-961-7164, or financial inquiries, Don Wilson, Chief Financial Officer, +1-815-961-2721, both of AMCORE Financial, Inc./
    /Web site:  http://www.AMCORE.com /